EXHIBIT 10.7.1

LIST OF INDEMNITEES

Each of the individuals identified below is party to an indemnification agreement with TranS1 Inc. in the form included as Exhibit 10.7 to TranS1’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011:

Ken Reali

Joseph Slattery

Michael Carusi

Paul LaViolette

Jonathan Osgood

Richard Randall

James Shapiro

David Simpson

Stephen Ainsworth

Rick Feiler

Dwayne Montgomery

Mukesh Ramchandani